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                                                                Exhibit (8)(b)

                                 EXECUTION COPY
                                 --------------


     GLOBAL CUSTODY AGREEMENT dated as of October 28, 1992 between Barclays Bank PLC, a company organized and existing under the laws of England and Wales, (hereinafter called "Barclays") and Provident National Bank (hereinafter called the "Custodian"), and the investment companies which are signatories hereto.

     WHEREAS, the Custodian acts as a custodian of the property of certain of its customers (the "Customers"), including without limitation certain investment companies registered under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the agreements between each Customer and the Custodian (the "Custodian Agreements") provide that the Custodian may from time to time employ as its agent one or more subcustodians, all in compliance with Section 17(f) of the Act and Rule 17 f-5 thereunder; and

     WHEREAS, the Custodian and each Customer a party hereto wish to employ Barclays as such intermediary custodian and expert third party for the Customers and appoint Barclays as the agent of the Custodian and its Customers and Barclays is willing to act as such subcustodian, expert third party and agent;

     NOW, THEREFORE, in consideration of the mutual promises herein made, the Custodian and Barclays agree as follows:

     1.   Custody and Cash Accounts.  (a) Upon satisfaction of the condition
          -------------------------
specified in paragraph (b) below, Barclays agrees to establish and maintain (i) separate custody accounts for the benefit of the Custodian, acting as custodian for each Customer (each a "Custody Account"), for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property (hereinafter called "Securities") and all other assets (except cash) from time to time received by Barclays or its Subcustodians (as defined in Section 3 hereof) on behalf of a Customer of the Custodian, and (ii) separate deposit accounts for the benefit of the Custodian, acting as custodians for each Customer (each a "Cash Account"; the Custody Account(s) and the Cash Account(s), collectively referred to herein as the "Accounts") for any and all cash in any currency received by Barclays or its Subcustodians on behalf of a Customer of the Custodian, which cash shall not be subject to withdrawal by draft or check except upon Instructions (as defined in Section 8 hereof) from the Custodian or as provided in Sections 7 and 16 hereof.

          (b) The obligation of Barclays to establish and maintain any account is subject to the condition precedent that it shall have received an agreement setting forth the fees
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payable to Barclays in respect of its services hereunder.

     2.   Maintenance of Securities and Assets Abroad. (a)  Securities and other
          -------------------------------------------
assets in each Custody Account shall be held in such country or other jurisdiction as shall be the one in which the principal trading market for such Securities is located or the country or jurisdiction in which such Securities may be presented for payment or are acquired for a Custody Account. Cash credited to any Cash Account shall be denominated in the legal currency for the payment of public or private debts for the country or jurisdiction where such Cash Account is located.

          (b) Barclays is authorized to enter into separate transfer or foreign exchange arrangements with Custodian, from time to time, in order to facilitate the transfer of cash to or from any Cash Account.

     3.   Foreign Subcustodians and Depositories. Barclays may act under this
          --------------------------------------
Agreement through the subcustodians listed in Schedule A hereto, with each of whom Barclays has entered into subcustodial agreements ("Subcustodians"). The Custodian authorizes Barclays to hold cash and Securities in accounts which Barclays has established with its branches and the Subcustodians. Barclays and the Subcustodians are authorized to hold Securities with securities depository facilities with whom they participate. Barclays reserves the right to add new, or to replace or remove, Subcustodians. The Custodian will be given reasonable prior notice by Barclays of any amendment to Schedule A.

     4.   Use of Subcustodian.  With respect to Securities, other assets and
          -------------------
cash of any Customer which are maintained by Barclays in the custody of any Subcustodian of Barclays pursuant to Section 3 hereof (such Securities, other assets and cash hereinafter referred to as "Assets"):

          (a) Barclays will identify on its books as belonging to the Custodian, as custodian for such Customer, any Assets held by such Subcustodian.

          (b) Each Subcustodian will hold Assets together with assets belonging to other customers of Barclays in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of Barclays; in the event that a Subcustodian permits any of the Securities placed in its care to be held in a foreign securities depository, such Subcustodian will be required by its agreement with Barclays to identify on its books such Assets as being held for the account of Barclays as agent for the Custodian. Each Subcustodian will hold Securities in a separate custody account for each Customer and cash in a general account established with Barclays.

          (c) Any Assets in the Custody Account or a Cash Account held by such Subcustodian will be subject only to the instructions of Barclays, and any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions

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of such Subcustodian.

          (d) Each Foreign Sub-Custody Agreement shall provide, through Barclays, that the Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration and that beneficial ownership of the Assets will be freely transferable without payment of money or value other than for safe custody or administration.

          (e) Barclays shall allow independent public accountants of each Customer such reasonable access to the records of Barclays relating to the Assets of such Customer held in the Custody Accounts or Cash Accounts as is required by such accountants in connection with their examination of the books and records pertaining to the affairs of such Customer. Barclays shall, subject to restrictions under applicable law, also obtain from any Subcustodian with which Barclays maintains the custody of any Assets in the Custody Accounts or Cash Accounts an undertaking to permit independent public accountants of such Customer such reasonable access to the records of such Subcustodian as may be required in connection with their examination of the books and records pertaining to the affairs of such Customer.

          (f) Barclays will supply to the Custodian from time to time as mutually agreed upon a statement with respect to any Assets in the Custody Accounts and Cash Accounts held by a Subcustodian, including an identification of the entity having possession of such Assets, and Barclays will send to the Custodian an advice or notification of any transfers of Assets to or from any Custody Account or Cash Account, indicating as to the Assets acquired for the Custodian the identity of the entity having physical possession of such Assets. Unless the Custodian sends Barclays an exception or objection to any statement within sixty days of receipt (such objection or exception to be subsequently confirmed in writing), the Custodian shall be deemed to have approved such statement. In such event, or where the Custodian has otherwise approved any such statement, Barclays shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by decree of a court of competent jurisdiction in an action where the Custodian and all persons having or claiming an interest in the Custodian or the Accounts were parties.

     5.   Cash Account  Transactions.  (a) Subject to Sections 7 and 8, Barclays
          --------------------------
shall make, or cause its Subcustodians to make, payments of cash credited to a Cash Account only:

     (i) in connection with the purchase of Assets for a Customer, which purchase (A) shall, unless Instructions are received to the contrary, be made in accordance with the customary or established securities trading and processing practices and procedures in the jurisdiction or market in which such purchase is to take place, including, without limitation, payments of cash in connection with such purchase to the seller, the dealer or their agents against a receipt indicating, or the expectation of, future delivery of such

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  Security, and (B) shall be made at prices set forth in Instructions from
  Authorized Persons (as defined in Section 10 hereof);

     (ii) when required in connection with the conversion, exchange or surrender of Assets held in a Custody Account;

     (iii)  for any other proper corporate purpose of a Customer; or

     (iv)   upon the termination of this Agreement as hereinafter set forth.

All payments of cash for a purpose permitted by subsection (i) (ii) or (iii) of this Section 5 will be made, except as provided in Sections 7 and 8 hereof, only upon receipt by Barclays of Instructions from Authorized Persons which shall specify the purpose for which the payment is to be made and all other information required by Barclays. Any payment pursuant to subsection (iv) above will be made in accordance with Section 16 hereof.

          (b) In the event that any payment made under this Section 5 exceeds the funds available in the applicable Cash Account, Barclays may, in its discretion, advance the Custodian an amount equal to such excess and such advance shall be deemed a loan from Barclays to the Custodian, payable on demand and bearing interest at the rate of interest customarily charged by Barclays on similar loans.

     6.   Custody Account Transactions.  Subject to Sections 7 and 8, Assets of
          ----------------------------
any Customer in a Custody Account will be transferred, exchanged or delivered by Barclays or its Subcustodians only:

     (a)  upon sale of such Assets for the account of such Customer, which sale
  (i) shall, unless Instructions are received to the contrary, be made in accordance with the customary or established securities trading and processing practices and procedures in the jurisdiction or market in which such sale is to take place, including, without limitation, delivery of a Security in connection with such sale to the buyer, the dealer or their agents against a receipt indicating, or the expectation of, future payment for such Security and (ii) shall be at prices set forth in Instructions from Authorized Persons;

     (b) to a depository agent in connection with tender or other similar offers for Securities of such Customer;

     (c) to the issuer of securities or its when such Securities are called, redeemed or otherwise become payable; provided that, in any case, the cash or other consideration is to be delivered to Barclays or its Subcustodian;

     (d) to the issuer of Securities, or its agent, for transfer into the name of any nominee of Barclays or any of its Subcustodians; or for exchange for a different number

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  of bonds, certificates or other evidences of securities representing the same aggregate face amount or number of shares or units; provided that, in any such case, the new Securities are to be delivered to Barclays or its Subcustodian;

     (e) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of Securities or pursuant to provisions for conversion of such Securities, or pursuant to any deposit agreement; provided that in any such case, the new Securities or cash, if any, are to be delivered to Barclays or its Subcustodian;

     (f) in the case of warrants, rights or similar securities, the surrender thereof in connection with exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary Securities for definitive Securities, provided that, in any such case, the new Securities and cash, if any, are to be delivered to Barclays or its Subcustodian;

     (g) for any other proper corporate purposes of such Customer; and

     (h) upon the termination of this Agreement as hereinafter set forth;

     All transfers, exchanges or deliveries of Assets in a Custody Account for a purpose permitted by either subsection (a), (b), (c), (d), (e), (f) or (g) of this Section 6 will be made, except as provided in Section 7 hereof, only upon receipt by Barclays of Instructions from Authorized Persons which shall specify the purpose of the transfer, exchange or delivery to be made and all other information required by Barclays. Any transfer or delivery pursuant to subsection (h) of this Section 6 will be made in accordance with Section 16 hereof.

     7.   Accounting Procedures. (a) Barclays may, in its sole discretion,
          ---------------------
credit or debit any of the Cash Accounts on the contractual settlement date in amounts equal to the sale proceeds or purchase price relating to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to the Cash Account on the date cash is actually received by Barclays and reconciled to the Cash Account.

          (b) Barclays will provisionally credit, or will cause provisional credits to be made to, each relevant Cash Account with Subject Income (as defined in the second following sentence) on or before specific crediting dates as established by Barclays from time to time for such Subject Income ("Crediting Dates"). Schedule B attached hereto sets forth the Crediting Dates as of the date hereof. For purposes hereof, "Subject Income" with respect to a Customer shall mean interest on, or dividends with respect to, Securities actually known by Barclays to be part of such Customer's portfolio credited to the relevant Customer Custody Account and with respect to which the issuer thereof has declared or scheduled an interest or dividend payment date. In no event shall Subject Income include any income not referred to above, including market claims and non-cash distributions or entitlements, such as stock

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dividends.

          (c) Subject to the immediately following sentence, Barclays may reverse credits or debits made to any Account in its sole discretion if the related transaction fails to settle within a reasonable period, determined by Barclays in its discretion, after the contractual settlement date for the related transaction. If Barclays credits any Cash Account on a payable date, or at any time prior to actual collection and reconciliation to such Cash Account, with interest, dividends, redemptions or any other amount, including, without limitation, any provisional credit under Section 7(b) hereof, the Custodian will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Custodian does not promptly return any amount upon such notification, Barclays shall be entitled, upon oral or written notification to the Custodian, to reverse such credit by debiting the relevant Cash Account for the amount previously credited. Barclays or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Custodian upon instructions after consultation with the Custodian.

          (d) If any Securities delivered pursuant to Section 7 are returned by the recipient thereof, Barclay, may reverse the credits and debits of the particular transaction at any time.

     8.   Actions of Barclays. Until Barclays receives Instructions from
          --------------------
Authorized Persons to the contrary, Barclays will, or will instruct its Subcustodian to:

     (a) promptly collect all income and other payments known by Barclays or its Subcustodian to be payable with respect to Securities held hereunder and credit such income, as collected, to the applicable Cash Account. Barclays or its Subcustodian shall do all things necessary and proper in connection with such prompt collections and, without limiting the foregoing, Barclays or its Subcustodian will:

          (i) present for payment all coupons and other income items known by Barclays or its Subcustodian as requiring presentation;

          (ii) present for payment all Securities, known to Barclays or its Subcustodian which have matured or have been called, redeemed, retired or otherwise become payable; and

          (iii) endorse and deposit for collection, in the name of the Custodian, checks, drafts or other negotiable instruments;

     (b) in respect of Securities in a Custody Account, execute in the name of the Custodian such ownership and other certificates as may be required to obtain payments in

                                      -6-
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  respect thereof;

     (c) exchange interim receipts or temporary Securities in a Custody Account for definitive Securities;

     (d) where any Securities held in any securities depository are called for a partial redemption by the issuer of such Securities, allot in Barclays' or such Subcustodian's sole discretion the called portion to the respective holders in any manner deemed to be fair and equitable in Barclays' or such Subcustodian's judgment; and

     (e) subject to the prior receipt of all documentation required by Applicable law, pay or cause to be paid any and all taxes and levies in the nature of taxes imposed on the Assets in the Custody or Cash Accounts by any governmental authority and shall use reasonable efforts where appropriate to promptly enable the Custodian or a Customer to reclaim any foreign withholding tax relating to any such Assets.

     9.   Settlement Procedures; Instructions.
          -----------------------------------

          (a) Promptly after the acceptance of an offer to purchase Securities by a Customer for which such Customer intends Barclays, directly or through any foreign custodian or depository, to act as custodian, the Custodian shall deliver to Barclays Instructions specifying, inter alia and as necessary, with respect to each such purchase: (a) the name of the issuer and the title of the Securities, including CUSIP number or other similar securities identification number, if any, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) to the extent known, the date payment is due and the date delivery is to be made, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made, and (g) the foreign subcustodian or depository where such Securities are to be delivered and held, and whether the total amount payable will be paid from the Cash Account maintained in the country or jurisdiction where such subcustodian or depository is located. Subject to Section 5, Barclays directly or through the applicable foreign subcustodian or depository shall receive Securities purchased by a Customer from the person through or from whom the same were purchased, and shall pay, out of the monies credited to the applicable Cash Account, the total amount payable upon such purchase, provided that the same conforms to the total amount payable shown on the Instructions with respect to such purchase. on the scheduled date for payment for any Security to be purchased for deposit in a Custody Account, the Custodian shall have caused there to be deposited in the Cash Account located in the country or jurisdiction where such purchase is to take place, amounts sufficient, and in such denominations, to enable Barclays or the foreign subcustodian to pay for such Security.

          (b) Promptly after the acceptance of an offer to sell any Securities by a Customer, the Custodian shall deliver to Barclays Instructions specifying, inter alia and as necessary, with respect to such sale: (a) the name of the issuer and the title of the Security,

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including CUSIP number or other similar securities identification number, if any, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) to the extent known, the date payment is to be received and the date delivery of the Security is to be made, (d) the sale price per unit, (e) the total amount payable upon such sale, (f) the name of the broker through whom or the person to whom the sale was made and to whom the Security is to be delivered, and (g) the foreign subcustodian or depositary from which such Securities are to be delivered. Subject to Section 6, Barclays shall directly or through the applicable foreign subcustodian or depository deliver the Securities sold to the broker or other person named in such Instructions upon receipt by Barclays or a foreign subcustodian of the total amount payable to such Customer upon such sale provided that the same conforms to the total amount payable to the Customer as set forth in the Instructions with respect to such sale. Unless Barclays shall be in receipt of Instructions to the contrary, amounts received from the sale of any Security shall be deposited in the Cash Account located in the country or jurisdiction where such sale shall have occurred, in the denomination in which payment was made, and, subject to the provisions of Section 5, shall be held in such Cash Account until Instructions are received from the Custodian.

          (c) As used in this Agreement, the term "Instructions" means instructions of the Custodian to Barclays containing all information required by Barclays received via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction systems acceptable to Barclays which Barclays believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Barclays may specify.

          (d) Any Instructions delivered to Barclays by telephone or facsimile transmission shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation shall bear the original or facsimile signature of such Authorized person). However, Barclays may rely upon instructions by telephone or facsimile transmission in the event of failure of an Authorized Person to send such confirmation in writing. Barclays may rely upon telephone instructions in the event of the failure of such confirmation to conform to the telephone instructions received if such telephone instructions are acted upon prior to receipt of such confirmation. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. If Barclays requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions given by the Custodian thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as Barclays may put into effect and modify from time to time. The Custodian shall safeguard any testkeys, identifications, codes or other security devices which Barclays shall make available to it. Barclays and the Custodian may electronically record any Instructions given by telephone, and any other telephone discussions, with respect to a Custody Account or a Cash Account.

          (e) If the Custodian elects, Barclays shall provide the Custodian with such instructions and passwords as may be necessary in order for the Custodian to have dial up access or other means of access to Barclays telecommunications system for securities in custody

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accounts.  The Custodian understands information provided to it through such system shall be limited to information relating to the Custody Accounts and the Cash Accounts. If the Custodian elects to utilize such system, the Custodian agrees to assume full responsibility for the consequence of any misuse or unauthorized use by the Custodian of any terminal device or the instructions or passwords mentioned above.

     10.  Authorized Persons. As used in this Agreement, the term "Authorized
          ------------------
Persons" means such officials or such agents of the Custodian as have been designated in writing to Barclays to act on behalf of the Custodian in the performance of any acts which Authorized Persons may do under this Agreement. Such persons shall continue to be Authorized Persons until such time as Barclays receives Instructions from Authorized Persons that any such official or agent is no longer an Authorized Person.

     11.  Nominees. Securities in a Custody Account which are ordinarily held in
          --------
registered form may be registered in the nominee name of Barclays, any Subcustodian or securities depository. The Custodian agrees to hold any such nominee harmless from any liability as a holder of record of such Securities. Barclays may cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of another nominee provided such nominee is either a Subcustodian or a securities depository.

     12.  Standard of Care.
          ----------------

          (a) Barclays shall be responsible for the performance only of such duties-as are specifically forth herein or contained in Instructions given to by Authorized Persons which are not contrary to the provisions of this Agreement. Barclays will use reasonable care with respect to the safekeeping of the Assets in the Custody Accounts and Cash Accounts and in the performance of its functions and duties under this Agreement. Barclays shall be liable to the Custodian for any loss which shall occur as the direct and foreseeable result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of Assets or in the performance of its functions or duties in connection herewith to the same extent that such Subcustodian would be liable to the Custodian under applicable law if such Subcustodian and the Custodian had directly entered into a custodial agreement governed by the law of the country of such Subcustodian. In the event of any loss to the Custodian by reason of the failure of Barclays or its Subcustodian to utilize reasonable care, Barclays shall be liable to the Custodian to the extent of the Custodian's direct and foreseeable damages, to be determined (in the case of a loss of property) based on the market value in U.S. dollars of the property which is the subject of the loss at the date on which actual notice of such loss is received by Barclays, and without reference to any special conditions or circumstances. Barclays shall be held to the exercise of reasonable care in carrying out this Agreement but shall be indemnified by, and shall be without liability to, the Custodian for any action taken or omitted by Barclays in good faith without negligence in accordance with the terms of this Agreement. Barclays shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Custodian) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Barclays will be subject to the reasonableness standard articulated above.

             (b) Except as otherwise specifically agreed to herein, Barclays shall have no liability for any loss occasioned by any mistakes contained in, or errors in the transmission of, any Instruction, or by delay in the actual receipt of any Instruction or any notice to Barclays or by or to its Subcustodian of any payment, redemption or other transaction regarding Securities in the Custody Accounts in respect of which Barclays has agreed to take action as provided in Section 8 hereof. Barclays shall not be liable for any action taken in good faith upon Instructions or in reliance upon the designation of "Authorized Persons" referred to in Section 10 hereof and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed. Barclays shall not be liable for any loss or damage resulting from or caused by nationalization, expropriation, currency or other regulatory restrictions, labor unrest, acts of war, civil war or terrorism, insurrection, revolution, military or usurped powers, nuclear fusion, fission or radiation, earthquake, storm or other disturbance of nature or acts of God.

             (c) Without limiting the generality of the foregoing, neither Barclays nor any Subcustodian shall be under any duty or obligation to inquire into, or be liable for:

                 (i) the validity of the issue of any Securities purchased by or for any Customer, the legality of the purchase thereof, or the propriety of the amount paid therefor; or

                 (ii) the legality of the sale of any Securities by or for any Customer, or the propriety of the amount for which the same are sold; or

                 (iii) any default in the payment of principal or income of any security other than as provided in Section 7 of this Agreement; or

                 (iv) the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

                 (v) the existence or content of any trade confirmations received from brokers; the Custodian or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Barclays.

             (d) Neither Barclays nor any Subcustodian shall be liable for, or considered to be the custodian of, any money represented by any check, draft, or other instrument for the payment of money received by it on behalf of any Customer, until Barclays or such Subcustodian actually receives such money.

             (e) Neither Barclays nor any Subcustodian shall be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Instructions, and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses by the Custodian in connection with any such action.

             (f) Neither Barclays nor any Subcustodian shall be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it in any Custody Account are such as may properly be held by a Customer.

             (g) It is understood and agreed that Barclays is not under any duty to maintain any insurance for the benefit of any Customer or the Custodian or to supervise the investment of, or to advise or make any recommendation to any Customer or the Custodian with respect to the sale or other disposition of any Securities at any time held hereunder or to advise or recommend the purchase of any Securities at any time.

             (h) The Custodian will indemnify Barclays for any direct and foreseeable damages to Barclays with respect to the performance of Barclays, obligations under this Agreement (including, but not limited to, Barclays, legal fees and expenses and any other legal fees and expenses for which Barclays is liable, and any loss or liability in connection with a claim settled by Barclays, which agreement is accepted by the Custodian) unless such direct and foreseeable damages arises from any failure by Barclays or any Subcustodian to exercise reasonable care with respect to any assets in any Custody or Cash Account or from any negligence, fraud, bad faith, willful misconduct or reckless disregard of duties on the part of Barclays or any Subcustodian which maintains any Securities.

      13.    Proxies; Corporate Action. Unless Instructions to the contrary are
             -------------------------
received, Barclays or its Subcustodian shall forward to the Custodian only such communications from issuers relating to the Securities in a Custody Account as call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) to the extent sufficient copies are received by Barclays or its Subcustodian in time for forwarding to the Custodian. Barclays or its Subcustodian will cause its nominee to execute and deliver to the Custodian proxies relating to Securities in a Custody Account registered in the name of such nominee, but without indicating the manner in which such proxies are to be voted. Proxies relating to bearer Securities will be delivered in accordance with written Instructions.

      14.    Fees and Expenses. The Custodian agrees to pay to Barclays from
             -----------------
time to time such compensation for its services pursuant to this Agreement and such out-of-pocket or incidental expenses as may be mutually agreed upon in writing from time to time. The Custodian hereby agrees to hold Barclays harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to any Custody Account. The Custodian agrees to pay for and hold

Barclays harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts and Barclays is authorized to charge any account of the Custodian for such items.

      15.    Effectiveness. This Agreement shall be effective on the date first
             -------------
noted above.

      16.    Termination. This Agreement or the accounts of any Customer may be
             -----------
terminated by the Custodian or Barclays by 90 days, written notice to the other, sent by registered mail, provided that such notice from the Custodian shall specify the names of the persons to whom Barclays shall deliver the Securities in the applicable Custody Accounts and to whom the cash in the applicable Cash Accounts shall be paid. If notice of termination is given by Barclays, the Custodian shall, within 60 days following the giving of such notice, specify in writing the names of the persons to whom Barclays shall deliver the Securities in the applicable Custody Accounts and to whom the cash in the applicable Cash Accounts shall be paid. In either case Barclays will deliver such Securities and cash to the person so specified. If within 60 days following the giving of a notice of termination by Barclays, the Custodian has not specified in writing the names of the persons to whom Barclays shall deliver the Securities in the applicable Custody Accounts and to whom the cash in the applicable Cash Accounts shall be paid, Barclays, at its election, may deliver such Securities and pay such cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold such Securities and cash until such information is delivered in writing to Barclays. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.,

      17.    Notices. Any notice or other communication including Instructions
             -------
from the Custodian to Barclays is to be delivered or mailed, postage prepaid to the office of Barclays at 75 Wall Street, New York, New York 10265, Attention:
Global Custody Group, Telephone: (212) 412-4000, Telecopier: (212) 797-3024 or such other address as may hereafter be given to the Custodian in accordance with the notice provisions hereunder. Any notice from Barclays to any Customer or the Custodian is to be delivered or mailed postage prepaid to the office of the Custodian as set forth below, or such other address as may hereafter be given to Barclays in accordance with the notice provisions hereunder.

      18.    Governing Law, Successors and Assigns and Third Party
             -----------------------------------------------------
Beneficiaries. This Agreement shall be governed by the law of the State of New
-------------
York and shall not be assignable by either party, but shall bind the successors (including, without limitation, by merger) and assigns of the Custodian and Barclays.

      19.    Headings. The headings of the paragraphs hereof are included for
             --------
convenience of reference only and do not form a part of this Agreement.

      20.    Riders. Rider A to this Agreement is incorporated herein to the
             ------
extent Assets governed hereby are subject to the Employee Retirement Income Security Act of 1974 as amended. Rider B to this Agreement is incorporated herein to the extent Assets governed hereby are subject to the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first above written.


Attest:                      PROVIDENT NATIONAL BANK


 /s/
--------------------------   By:
                                ------------------------------
                               Title: Vice President
                                     -------------------------

                             Address:  200 Stevens Drive
                                       Lester,  PA  19113




Asset:                       BARCLAYS BANK PLC


 /s/
--------------------------   By: /s/
                                ------------------------------
                                Authorized Officer

                                                                        Rider  A
                                                                        --------


                      Required Revisions for Pension Funds
                      ------------------------------------

Section 1.  Custody and Cash Accounts.

               Add the following language to the end of Section 1:

               (c) The Custodian represents that the Assets being placed in Barclays' custody are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). It is understood that in connection therewith Barclays is a service provider and not a fiduciary of the plan and trust to which the assets are related. Barclays shall not be considered a party to the underlying plan and trust, and the Custodian hereby assumes all responsibility to assure that Instructions issued under this Agreement are in compliance with such plan and trust and all applicable requirements under ERISA.

               (d) This Agreement will be interpreted so as to be in compliance with the Department of Labor Regulations Section 2550.404b-1 concerning the maintenance of indicia of ownership of plan assets outside of the jurisdiction of the district courts of the United States.

Section 2.  Maintenance of Securities and Assets Abroad.

               Add the following paragraph at the end of Subsection 2(b):

               Instructions to execute foreign exchange transactions with Barclays, its subsidiaries, Subcustodians will include (1) the time period in which the transaction must be completed; (2) the location or the Subcustodian with whom the contract is to be executed and (3) such additional information and guidelines as may be deemed necessary; and, if the instruction is a standing instruction, a provision allowing such instruction to be overridden by specific contrary instructions.

Section 3.  Foreign Subcustodians and Depositories.

               Add the following language to the end of Section 3:

               As used in this Agreement, the term Subcustodian and the term securities depositories include a branch of Barclays, a branch of a qualified U.S. bank, an eligible foreign custodian, or an eligible foreign securities depository, where such terms shall mean:

               (a) "qualified U.S. bank" shall mean a U.S. bank as described in paragraph (a)2(ii)(A)(1) of the Department of Labor Regulations Section 2550.404b-1;

               (b) "eligible foreign custodian" shall mean a banking institution incorporated or organized under the laws of a country other than the United States which is supervised or regulated by that country's government or an agency thereof or other regulatory authority in the foreign jurisdiction having authority over banks; and

               (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which is supervised or regulated by that country's government or an agency thereof or other regulatory authority in the foreign jurisdiction having authority over such depositories or clearing agencies and which is described in paragraph
     (c)(2) of the Department of Labor Regulations Section 2550.404b-1.

Section 5.  Cash Account Transactions.

               Subsection (b) is amended to read as follows:

               (b) in the event that any payment made under this Section 5 exceeds the funds available in the Cash Account, such discretionary advance shall be deemed a service provided by Barclays under this Agreement for which it is entitled to recover its reasonable costs and expenses as may be determined by Barclays in good faith.

Section 10.  Authorized Persons.

             Add the following paragraph at the end of Section 10:

             The Custodian represents that: (i) Instructions will only be issued by or for a fiduciary pursuant to Department of Labor Regulations Section 404b-1(a)(2)(i), and (ii) if instructions are to be issued by an investment manager, such entity will meet the requirements of Section 3(38) of ERISA and will have been designated by the Custodian or the Customer to manage assets held in the Accounts ("Investment Manager"). An Investment Manager may designate certain of its employees to act as Authorized Persons under this Agreement.

                                                                         Rider B
                                                                         -------


                       Required Revision for Mutual Funds
                       ----------------------------------

Section 1.  Custody and Cash Accounts.

               Add the following language to the end of Section 1:

               (c) The Custodian represents that the Assets being placed in Barclays, custody are subject to the Investment Company Act of 1940 (the "Act"), as the same may be amended from time to time.

               (d) Barclays shall be responsible for assuring that it and each Subcustodian is an eligible foreign custodian, qualified U.S. Bank or overseas branch of a qualified U.S. Bank in accordance with the definitions thereof set forth herein.

               (e) Except to the extent that Barclays has specifically agreed to comply with a condition of a rule, regulation or interpretation promulgated by or under the authority of the Securities Exchange Commission (the "SEC") or an exemptive order applicable to accounts of this nature issued to Barclays, one or more of the other parties hereto shall be responsible to assure that the maintenance of assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the SEC.

               (f) As used in this Agreement, as applied to any assets or property of an investment company having multiple portfolios or series, the term "Customer" shall mean each of such Customer's individual investment portfolios or series.

Section 3.  Foreign Subcustodians and Depositories.

               Add the following language to the end of Section 3:

               The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

               (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Act;

               (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders, equity in excess of $200 million in U.S. currency (or foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof), (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such qualifications, in addition to those set forth in clause (i) or (ii) above, as shall be specified in Instructions and approved by Barclays, or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

               (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that county or (ii) a transnational system for the central handling of securities or equivalent book-entries.

               The Custodian represents that the Board of each Customer has approved each of the Subcustodians listed in Schedule A to this Agreement and the terms of each subcustody agreement between Barclays and each Subcustodian, and further represents that each Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Customer's fund(s) and its (their) shareholders, in each case, to the extent required by the Act. Barclays will supply the Custodian with any amendment to Schedule A for approval and will supply the Custodian and, at the Custodian's request, each Customer's Board of Directors, with information reasonably necessary to determine such new Subcustodian's eligibility under Rule 17f-5, including a copy of the proposed agreement with such Subcustodian. Each Customer has supplied or will supply the Custodian with certified copies of its Board resolutions, with respect to the foregoing, prior to placing Assets of such Customer with any Subcustodian so approved. If Barclays intends to remove any Subcustodian previously approved, it shall so notify the Custodian and shall move the Securities and other assets to another Subcustodian previously approved or to a new Subcustodian, subject to the requirements set forth in this paragraph. Barclays shall take steps as may be required to remove any Subcustodian which has ceased to meet the requirements of Rule 17f-5.

               Barclays hereby warrants to the Customers and the Custodian that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding Securities pursuant to this Agreement afford protection for such Securities not materially different than that provided with respect to similar securities held by Barclays (and its securities depositories) in the United States.

               The Custodian acknowledges that Barclays, in accordance with orders of the

Commission (Investment Company Act Release No. IC-16536 August 24, 1988 and No. IC-17268 December 19, 1989), shall be permitted to delegate to its subsidiaries located in Australia, Canada, France, Japan, Spain and Switzerland, such of Barclays, duties and obligations as is necessary to permit any such subsidiary to hold Securities and cash in custody in the country or countries in which it operates; provided, however, Barclays shall continue to be liable for any loss due to such delegation except such loss as may result from political risk or any other risk of loss (excluding bankruptcy or insolvency of the subsidiary) for which neither Barclays nor the subsidiary would otherwise be liable.

Section 9.  Settlement Procedures; Instructions.

               Add the following language to the end of Section 9:

               (f) Account transactions made pursuant to Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and the Custodian shall be solely responsible to assure that instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

                   (i) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

                   (ii) When Securities are called, redeemed or retired, or otherwise become payable.

                   (iii) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

                   (iv) Upon conversion of Securities pursuant to their terms into other securities.

                   (v) Upon exercise of subscription, purchase or other similar rights represented by Securities.

                   (vi) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

                   (vii) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed.

                   (viii) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the

      Customer.

               (ix) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of Barclays, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed.

               (x) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to Barclays, its Subcustodian or the Customer's transfer agent.

               (xi) For delivery in accordance with the provisions of any agreement among the Customer, Barclays and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

               (xii) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Barclays of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Barclays will receive the Securities previously deposited from brokers. Barclays will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

               (xiii) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions.

               (xiv) For other proper purposes as may be specified in Instructions, which shall include a statement that the purpose is a proper purpose under the instruments governing the Customer.

               (xv)   Upon the termination of this Agreement as set forth in
      Section 16.

Section 12.  Standard of Care.

          Section 12 (a) is hereby amended by deleting paragraph (a) thereof in its entirety and substituting therefore the following:

               (a) Barclays shall be responsible for the performance only of such duties as are specifically set forth herein or contained in Instructions given to Barclays by

   Authorized Persons which are not contrary to the provisions of this Agreement. Barclays will use reasonable care with respect to the safekeeping of the Assets in the Custody Accounts and Cash Accounts and in the performance of its functions and duties under this Agreement. Barclays shall be liable to, and indemnify and hold harmless, the Custodian and the Customer, for any loss which shall occur as the direct and foreseeable result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of Assets or in the performance of its functions or duties in connection herewith to the same extent that such Subcustodian would be liable to the Custodian and the Customer, as under applicable law if such Subcustodian and the Custodian and the Customer had directly entered into a custodial agreement governed by the law of the country of such Subcustodian. In the event of any loss to the Custodian or the Customer by reason of the failure of Barclays or its Subcustodian to utilize reasonable care, Barclays shall be liable to, and indemnify and hold harmless, the Custodian and the Customer to the extent of such party's direct and foreseeable damages, to be determined (in the case of a loss of property) based on the market value in U.S. dollars of the property which is the subject of the loss at the date on which actual notice of such loss is received by Barclays, and without reference to any special conditions or circumstances. Barclays shall be held to the exercise of reasonable care in carrying out this Agreement but shall be indemnified by, and shall be without liability to, the Custodian and the Customer for any action taken or omitted by Barclays in good faith without negligence in accordance with this Agreement. Barclays shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Custodian) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Barclays will be subject to the reasonableness standard articulated above.

Section 21.  Reports.

     In addition to the reports specified in Section 4(f) of this Agreement, which Barclays shall provide at least monthly to the Custodian, and at the Custodian's request, to the Board of Directors of each Customer, Barclays shall provide to the Custodian and to the Board of Directors of each Customer on an annual basis a report confirming that it and each of the Subcustodians is an eligible foreign custodian, a qualified U.S. Bank or branch of a qualified U.S. Bank, as defined herein. Barclays shall also provide such information regarding the Securities and other assets, any Subcustodian, any foreign country or itself as may be reasonably requested from time to time by the Custodian.

Section 22.  Corporate Action.

     Whenever Barclays or a Subcustodial-an receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notice or other material intended to be transmitted to securities holders ("Corporate Actions"), Barclays will promptly give the Custodian notice of such Corporate

Actions to the extent that Barclays has actual knowledge of a Corporate Action.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Barclays will endeavor to obtain Instructions, but if Instructions are not received in time for Barclays to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Barclays is authorized to sell such rights entitlement or fractional interest and to credit the applicable Cash Account with the proceeds and to take any other action it deems, in good faith, to be appropriate in which case, provided it has met the standard of care in this Agreement, it shall be held harmless by the Customers for any such action.

Signatures.

        Add the following after the signature lines:

The provisions of Section 3 hereof
are hereby acknowledged by:

BARCLAYS BANK OF CANADA


By: /s/
   ------------------------------------
   Authorized Attorney-in-Fact

BARCLAYS BANK S.A. (FRANCE)


By: /s/
   ------------------------------------
   Authorized Attorney-in-Fact

BARCLAYS TRUST AND BANKING
  COMPANY (JAPAN) LIMITED


By: /s/
   ------------------------------------
   Authorized Attorney-in-Fact

BARCLAYS BANK S.A.E. (SPAIN)


By: /s/
   ------------------------------------
   Authorized Attorney-in-Fact

BARCLAYS BANK S.A. (SWITZERLAND)


By: /s/
   ------------------------------------
   Authorized Attorney-in-Fact-

BARCLAYS BANK AUSTRALIA LIMITED


By: /s/
   ------------------------------------
   Authorized Attorney-in-Fact

The following investment companies hereby agree and become parities to the provision of the Global Custody Agreement of which this Rider B is a part. Barclays and the Custodian undertake to discharge their respective obligations set forth in the Global Custody Agreement and herein to the undersigned investment companies which shall each be a "Customer" under this Agreement.


                                      PENN SERIES FUNDS, INC.


                                 By: /s/
                                    ------------------------------------
                                 Title: Treasurer
                                       ---------------------------------


                         Dated as of: October 28, 1992

                 Continuation of Investment Company Signatures
                                       to
                                   Rider B of
                            Global Custody Agreement
                           between Barclays Bank PLC
                            Provident National Bank
                                      and
                          Investment Companies signing
                                  this Rider B



                                 [Name of Fund]


                            By: /s/
                               ----------------------
                            Title:
                                  -------------------


                            Dated:
                                  -------------------

                                  Schedule "A"


                        BARCLAYS GLOBAL CUSTODY NETWORK


Branches and Subsidiaries


United Kingdom                          Barclays Bank PLC, London
Australia                               Barclays Bank Australia, Ltd., Sydney
Canada                                  Barclays Bank of Canada, Toronto
Channel Islands                         Barclays Bank PLC, Jersey
France                                  Barclays Bank SA, Paris
Germany                                 Merck Finck & Co., Munich*
Greece                                  Barclays Bank PLC, Athens
Hong Kong                               Barclays Bank PLC, Hong Kong
Ireland                                 Barclays Bank PLC, Dublin
Italy                                   Barclays Bank PLC, Milan
Japan                                   Barclays Trust and Banking (Japan) Ltd.,
                                               Tokyo
Korea                                   Barclays Bank PLC, Seoul
Netherlands                             Barclays Bank PLC, Amsterdam
New Zealand                             Barclays New Zealand Custodian Services
                                               Ltd., Wellington
Portugal                                Barclays Bank PLC, Lisbon
Singapore                               Barclays Bank PLC, Singapore
Spain                                   Barclays Bank SAE, Madrid
Switzerland                             Barclays Bank SA, Geneva
United States                           Barclays Bank PLC, New York

                                              cont.-

Correspondents



Argentina                Citibank NA, Buenos Aires*
Austria                  Creditanstalt Bankverein, Vienna
Belgium                  Banque Brussels Lambert, Brussels
Brazil                   Citibank NA, Sao Paolo*
Chile                    Citibank NA, Santiago*
Colombia                 Citibank NA, Bogota*
Denmark                  Den Danske Bank, Copenhagen
Finland                  Union Bank of Finland, Helsinki
Indonesia                Standard Chartered Bank*; Bank Negara Indonesia
                              1946, Jakarta
Luxembourg               Banque Internationale a Luxembourg SA,
                              Luxembourg*
Malaysia                 United Malayan Banking Corp. Berhad,
                              Kuala Lumpur
Mexico                   Banco Nacional de Mexico, Mexico City
Norway                   Christiania Bank, Oslo
Philippines              The Philippines National Bank, Manila
South Africa             The First National Bank of Southern
                              Johannesburg
Sri Lanka                Hong Kong & Shanghai Bank, Sri Lanka*
Sweden                   Svenska Handelsbanken, Stockholm
Thailand                 Bangkok Investment Company, Ltd.; Bangkok
                              Bank, Ltd., Bangkok
Turkey                   Yapi Ve Kredi Bankasi AS, Istanbul
Transnational            CEDEL, Luxembourg; Euroclear, Brussels
Uruguay                  Citibank NA, Montevideo*
Venezuela                Citibank NA, Caracas*

Notes:

*    Not eligible for safekeeping of Mutual Fund assets.

                             Revised August, 1992

                  FOREIGN DEPOSITORIES
                  --------------------

Country           Custodian
-------           ---------

Austria Wertpapiersammelbank (W S B), a division of OeKB (Oesterreichische Kontrollbank)

Belgium C.I.K. (Casse Interprofessionelle de Depots et de Virements de Titres S.A.)

Canada            CDS (The Canadian Depository for Securities Limited)

Denmark           Vaerdipapircentralen (VP)

France SICOVAM (Societe lnterprofessionelle pourla Conservation des Valeurs Mobilieres)

Germany           Frankfurter Kassenverein

Greece            Apothetirio Tition A.E.

Hong Kong         CCASS (The Central Clearing and Settlement System)

Italy             Monte Titoli, S.P.A.

Japan             JASDEC (Japan Securities Depository Company)

Luxembourg        CEDEL (Centrale de Livraison de Valeures Mobilieres, S.A.)

Mexico            S.D. INDEVAL, S.A.

The Netherlands   NECIGEF (Netherlands Clearing Institute for Giro Securities
                  Deliveries)

Nor-way           VPS (Verdipapirsentralen)

Singapore         CDP (The Central Depository Pte. Ltd.)

Sweden            Vardepapperscentralen VPC AB (VPC)

Switzerland       SEGA (Schweizerische Effekten-Giro S.A.)

Transnational     CEDEL

United States     DTC (Depository Trust Company)

                                  Schedule "B"

                          CONTRACTUAL INCOME SCHEDULE



1)   Income is paid on payable date for each country listed below.

2)   Income is credited as collected for all other countries.

3) Income is paid in local currency. Add two days for execution of foreign exchange to repatriate to U.S. Dollars.



             Country/Market
             --------------

             Australia
             Austria
             Belgium
             Canada
             Denmark
             Finland
             France
             Germany
             Hong Kong
             Ireland
             Japan
             Malaysia
             Netherlands
             New Zealand
             Norway
             Portugal
             Singapore
             South Africa
             Spain
             Sweden
             Switzerland
             Thailand
             United Kingdom
             US
             Cedel/Euroclear
                                                                October 22, 1992